Exhibit 99.1

Lifeloc Reports Second Quarter 2025 Results

WHEAT RIDGE, Colo., August 11, 2025 -- Lifeloc Technologies, Inc. (OTCID: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the quarter ended June 30, 2025.

Second Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $2.219 million in the second quarter of 2025, resulting in a quarterly net loss of $(394) thousand, or $(0.14) per diluted share. These results compare to net revenue of $2.387 million and quarterly net loss of $(298) thousand, or $(0.12) per diluted share in the second quarter of 2024. Revenue for the quarter declined 7% versus the second quarter last year. Six-month net revenues of $4.496 million and a net loss of $(686) thousand, or $(0.25) per diluted share, compared to net revenue of $4.541 million and a net loss of $(582) thousand, or $(0.24) per diluted share, for the same six months of 2024. Total gross margin in the second quarter remained about the same, 41.7% versus 41.6% for the same quarter last year. For the first six months of 2025 gross margin was 40.8% versus 40.3% for the same period last year, with price increases largely offsetting inflation and tariff costs. The research and development investment for the quarter remained high at $623 thousand, primarily for SpinDx development, resulting in the current period loss.

We believe our core alcohol detection product line-up is strong. The L-series LX9 and LT7 units have features and performance that are driving market penetration by meeting previously unaddressable market needs, such as smart phone pairing, wider temperature use ranges and fast customization that incorporates local languages. We expect that sales of our newer L-series devices will be incremental to FC-series devices rather than displacing FC sales. The L-series devices have been certified to meet the requirements of most modern registration standards, such as SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors. We continue to evolve the capability and add certifications of these units to create more value and gain market share. Our FC-series devices remain popular with many law enforcement and international organizations. Our Easycal® automated calibration station, the only automated calibration available for portable breath alcohol testers, builds valuable protection around our brand and contributes to market share gains across the board, especially for our workplace Phoenix® 6.0 BT and EV 30 devices.

We believe our most important goal and best opportunity remains the convergence of the global need for rapid detection of drugs of abuse with Lifeloc’s proven capability to build easy-to-use portable testing equipment. We are therefore focusing our research and development efforts on leveraging the SpinDx™ technology platform, sometimes referred to as “Lab on a Disk,” to develop a series of devices and tests that can be used at roadside and in emergency rooms, forensic labs and workplace test sites to achieve a rapid and quantitative measure for a panel of drugs of abuse. SpinDx has been demonstrated in our laboratory to effectively detect for delta-9-THC, cocaine, fentanyl, amphetamine, methamphetamine, morphine, MDMA, and benzodiazepines. Testing has validated the SpinDx measurement technology against the definitive standard liquid chromatography-mass spectroscopy (LCMS) measurement utilizing human samples.  The LCMS data have validated the SpinDx test results on real-world human saliva tests at a limit of detection of approximately 10 ng/ml. With our research and development work, we continue to improve our technology’s robustness, speed, and convenience of operation. We are currently updating disk design to accomplish the entire analysis on the disk as well as optimizing drug assays.

We are beginning beta testing of our SpinDx oral fluid testing system utilizing the delta-9-THC only tests using a prototype reader as shown in the photograph below. An agreement for beta testing is in place, and the test logistics are being finalized. The initial product release is projected to be a device with a disk that allows for detection of delta-9-THC (the major intoxicating component of the cannabis plant) from a test subject’s oral fluid, followed by a disk for a panel of other drugs. Commercial launch of our first SpinDx application is projected to occur in early 2026. Following initial commercialization, we expect more offerings from this technology platform to include expanded drug panels and samples collected from blood and breath. Following the release of our SpinDx oral fluid testing system, we expect to accelerate development of combining our LX9 breathalyzer with the THC SpinDx detection unit, to produce our roadside marijuana breathalyzer system. The current pace of development may require additional financing to complete.

“SpinDx prototypes are starting to travel to trade shows for key customer demonstrations. We are pleased to build customer engagement as the product gets closer to launch. We have identified rapid drug testing as our biggest growth opportunity, and we believe that SpinDx will play an important role in addressing this unmet market need,” commented Dr. Wayne Willkomm, President and CEO.

Additionally, in alignment with the evolving structure of the OTC Markets, Lifeloc has been approved for trading on the OTCID, which is the new market tier of the OTC Markets, and trading commenced July 1, 2025. OTCID is the replacement for fully reporting companies from the OTC Pink Current Market, which ceased on the same date. The new OTCID standards may create greater market confidence than the OTC Pink and allow a more liquid marketplace for our shareholders.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTCID: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, performance, expectations about new and existing products, market demand, economic conditions, acceptance of new and existing products, technologies and opportunities, market size and growth, market liquidity for our shares, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Phoenix® and Easycal® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.

Condensed Balance Sheets (Unaudited)

ASSETS
	June 30, 2025	December 31, 2024
CURRENT ASSETS:
Cash and cash equivalents	$995,750	$1,243,746
Accounts receivable, net	765,730	732,541
Inventories, net	2,988,752	2,996,397
Federal and state income taxes receivable	55,531	80,560
Prepaid expenses and other	160,079	40,045
Total current assets	4,965,842	5,093,289
PROPERTY, PLANT AND EQUIPMENT:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	1,349,839	1,349,839
Training courses	432,375	432,375
Office equipment, software and space modifications	254,333	254,333
Sales and marketing equipment and space modifications	231,818	226,356
Research and development equipment, software and space modifications	805,012	787,664
Research and development equipment, software and space modifications not in service	347,448	128,007
Less accumulated depreciation	(3,826,061)	(3,613,452)
Total property and equipment, net	2,410,939	2,381,297
OTHER ASSETS:
Patents, net	74,913	78,723
Deposits and other	12,261	12,261
Deferred income taxes	1,159,199	1,159,199
Total other assets	1,246,373	1,250,183
Total assets	$8,623,154	$8,724,769
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$393,046	$251,627
Term loan payable, current portion	54,016	53,195
Subordinated debentures payable, current portion	16,645	—
Customer and tenant deposits	37,628	43,814
Accrued expenses	349,397	293,981
Deferred revenue, current portion	58,862	54,458
Product warranty reserve	46,500	46,500
Total current liabilities	956,094	743,575
TERM LOAN PAYABLE, net of current portion and debt issuance costs	1,086,062	1,119,152
SUBORDINATED DEBENTURES PAYABLE, net of current portion and debt issuance costs	687,041	630,000
DEFERRED REVENUE, net of current portion	6,105	6,165
Total liabilities	2,735,302	2,498,892
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares authorized, 2,752,616 shares outstanding (2,664,116 outstanding at December 31, 2024)	5,934,314	5,586,014
Retained earnings (deficit)	(46,462)	639,863
Total stockholders' equity	5,887,852	6,225,877
Total liabilities and stockholders' equity	$8,623,154	$8,724,769

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Loss) (Unaudited)

	Three Months Ended June 30,
REVENUES:	2025	2024
Product sales	$2,191,260	$2,370,433
Royalties	19,800	8,824
Rental income	8,316	8,073
Total	2,219,376	2,387,330

COST OF SALES	1,294,777	1,393,734

GROSS PROFIT	924,599	993,596

OPERATING EXPENSES:
Research, development, and sustaining engineering	623,262	662,276
Sales and marketing	339,528	365,374
General and administrative	340,074	363,008
Total	1,302,864	1,390,658

OPERATING (LOSS)	(378,265)	(397,062)

OTHER INCOME (EXPENSE):
Interest income	10,931	8,677
Interest expense	(26,305)	(10,057)
Total	(15,374)	(1,380)

NET (LOSS) BEFORE PROVISION FOR TAXES	(393,639)	(398,442)

BENEFIT FROM FEDERAL AND STATE INCOME TAXES	—	100,454

NET (LOSS)	$(393,639)	$(297,988)

NET (LOSS) PER SHARE, BASIC	$(0.14)	$(0.12)

NET (LOSS) PER SHARE, DILUTED	$(0.14)	$(0.12)

WEIGHTED AVERAGE SHARES, BASIC	2,752,616	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,752,616	2,454,116

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Loss) (Unaudited)

	Six Months Ended June 30,
REVENUES:	2025	2024
Product sales	$4,454,307	$4,504,867
Royalties	25,471	19,760
Rental income	16,632	16,146
Total	4,496,410	4,540,773

COST OF SALES	2,663,245	2,711,870

GROSS PROFIT	1,833,165	1,828,903

OPERATING EXPENSES:
Research, development, and sustaining engineering	1,092,942	1,217,875
Sales and marketing	674,084	710,383
General and administrative	724,952	677,934
Total	2,491,978	2,606,192

OPERATING (LOSS)	(658,813)	(777,289)

OTHER INCOME (EXPENSE):
Interest income	23,288	26,349
Interest expense	(50,800)	(20,207)
Total	(27,512)	6,142

NET (LOSS) BEFORE PROVISION FOR TAXES	(686,325)	(771,147)

BENEFIT FROM FEDERAL AND STATE INCOME TAXES	—	189,353

NET (LOSS)	$(686,325)	$(581,794)

NET (LOSS) PER SHARE, BASIC	$(0.25)	$(0.24)

NET (LOSS) PER SHARE, DILUTED	$(0.25)	$(0.24)

WEIGHTED AVERAGE SHARES, BASIC	2,723,768	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,723,768	2,454,116

 LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Changes in Stockholders' Equity (Unaudited)

	Common Stock Shares	Common Stock Amount	Retained Earnings	Total
Balance, December 31, 2023	2,454,116	$4,668,014	$1,692,811	$6,360,825
Issuance of shares from option exercise	—	—	—	—
Warrants issued with subordinated debenture	—	—	—	—
Net (loss)	—	—	(283,806)	(283,806)
Ending balance, March 31, 2024	2,454,116	4,668,014	1,409,005	6,077,019
Net (loss)	—	—	(297,988)	(297,988)
Ending balance, June 30, 2024	2,454,116	$4,668,014	$1,111,017	$5,779,031

Beginning balance, December 31, 2024	2,664,116	$5,586,014	$639,863	$6,225,877
Issuance of shares from option exercise	88,500	336,300	—	336,300
Warrants issued with subordinated debenture	—	12,000	—	12,000
Net (loss)	—	—	(292,686)	(292,686)
Ending balance, March 31, 2025	2,752,616	5,934,314	347,177	6,281,491
Net (loss)	—	—	(393,639)	(393,639)
Ending balance, June 30, 2025	2,752,616	$5,934,314	$(46,462)	$5,887,852

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2025	2024
Net (loss)	$(686,325)	$(581,794)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities-
Depreciation and amortization	216,419	114,619
Provision for doubtful accounts, net change	—	(3,175)
Provision for inventory obsolescence, net change	—	(35,000)
Deferred taxes, net change	—	(189,353)
Amortization of debt issuance costs	5,886
Changes in operating assets and liabilities-
Accounts receivable	(33,189)	(16,200)
Inventories	7,645	97,763
Federal and state income taxes receivable	25,029	(40,280)
Prepaid expenses and other	(120,034)	(70,961)
Deposits and other	—	76,367
Accounts payable	141,419	57,329
Income taxes payable	—	(44,952)
Customer and tenant deposits	(6,186)	(26,804)
Accrued expenses	55,416	(40,896)
Deferred revenue	4,344	(18,972)
Net cash (used in) operating activities	(389,576)	(722,309)

CASH FLOWS (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(22,810)	(263,937)
Purchases of research and development equipment, software and space modifications not in service	(219,441)	(227,354)
Patent filing expense	—	(21,708)
Net cash (used in) investing activities	(242,251)	(512,999)

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Principal payments made on term loan	(27,469)	(26,671)
Proceeds from issuance of subordinated debenture	75,000	—
Issuance of shares from option exercise	336,300	—
Net cash provided from (used in) financing activities	383,831	(26,671)

NET (DECREASE) IN CASH	(247,996)	(1,261,979)

CASH, BEGINNING OF PERIOD	1,243,746	1,766,621

CASH, END OF PERIOD	$995,750	$504,642

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$44,914	$18,105

Cash paid for income tax	$150	$40,280

Income tax refund received	$25,179	$—
Non-cash financing and investing activities: warrants issued with subordinated debenture	$12,000	$—